EXHIBIT 99.1

CCC Information Services Group Inc. Announces Filing of Results for the Third Quarter in its Quarterly Report on Form 10-Q

CHICAGO, October 25, 2005 - CCC Information Services Group Inc. (Nasdaq: CCCG) announced today that it has filed its third quarter results in its Quarterly Report on Form 10-Q with the Securities Exchange Commission. Please refer to the Form 10-Q for a full discussion of the company’s results for the three months and nine months ended September 30, 2005. The Form 10-Q will be available on CCC’s website at www.cccis.com.

The company will not be hosting a conference call or webcast to discuss its third quarter 2005 results.

About CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, and Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies and a range of industry participants. For more information about CCC Information Services, visit CCC’s Web site at www.cccis.com.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company’s filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the prolonged sales and implementation cycle of some of the company’s new products, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company’s obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.

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